TherapeuticsMD, Inc. 10-K

Exhibit 10.24

TherapeuticsMD, Inc. (the “Company”)

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee (the “Committee”) shall be as follows:

1.	To determine, or recommend to the Board of Directors for determination, the compensation of the Chief Executive Officer (the “CEO”) of the Company.

2.	To determine, or recommend to the Board of Directors for determination, the compensation of all other executive officers of the Company.

3.	To discharge the responsibilities of the Board of Directors relating to the Company’s compensation programs and compensation of the Company’s executives.

4.	To produce an annual compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement (or in its Form 10-K if the Company does not file a proxy statement) in accordance with applicable rules and regulations of the NYSE MKT, the Securities and Exchange Commission (the “SEC”), and other regulatory bodies.

The Board of Directors shall determine whether the Committee shall make determinations as a Committee or shall make recommendations to the Board of Directors.

Composition

The Committee shall consist of two or more members of the Board of Directors, each of whom is affirmatively determined by the Board of Directors to be “independent” under the rules of the NYSE MKT and the Sarbanes-Oxley Act. In making such a determination, the Board of Directors shall consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Committee member, including, but not limited to, the following:

1.	the source of compensation of such director, including any consulting, advisory, or other compensatory fee paid by the Company to such director; and

2.	whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

If the Company fails to comply with the Committee composition requirement stated above because a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, that person, with prompt notice to the NYSE MKT and only so long as a majority of the members of the Committee continue to be independent in accordance with the applicable NYSE MKT independence standards, may remain a member of the Committee until the earlier of the next annual stockholders meeting of the Company or one year from the occurrence of the event that caused the member to be no longer independent.

When considering the sources of a director’s compensation in determining the director’s independence for purposes of service on the Committee, the Board of Directors should consider whether the director receives compensation from any person or entity that would impair the director’s ability to make independent judgments about the Company’s executive compensation.  Similarly, when considering any affiliate relationship a director has with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company, in determining the director’s independence for purposes of service on the Committee, the Board of Directors should consider whether the affiliate relationship places the director under the direct or indirect control of the Company or its senior management, or creates a direct relationship between the director and members of senior management, in each case of a nature that would impair the director’s ability to make independent judgments about the Company’s executive compensation.

Additionally, no director may serve unless that director (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (2) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors.  A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership.  The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

The Board of Directors may allocate the responsibilities of the Committee to other committees of its own designation provided that any such committee consists solely of independent directors and has a published committee charter.  In fulfilling its responsibilities, the Committee also shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee.  Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

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All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote.  In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its review and establishment of the performance criteria and compensation of designated key executives, the Committee should meet separately at least on an annual basis with the CEO and any other corporate officers as it deems appropriate.  However, the Committee should also meet from time to time without such officers present, and in all cases, any such officer (including the CEO) shall not be present during voting or deliberations on the compensation of such officer.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below.  These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate.

Setting Compensation for Executive Officers and Directors

1.	Establish and review the overall compensation philosophy of the Company.

2.	Review and approve the Company’s corporate goals and objectives relevant to the compensation for the CEO and other executive officers, including annual performance objectives.

3.	Evaluate the performance of the CEO and other executive officers in light of those goals and objectives and, based on such evaluation, approve, or recommend to the full Board of Directors the approval of, the annual salary, bonus, stock options, and other benefits, direct and indirect, of the CEO and other executive officers.

4.	In approving or recommending the long-term incentive component of compensation for the CEO and other executive officers, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs and other executive officers at comparable companies, and the awards given to the CEO and other executive officers in past years. The Committee is not precluded from approving awards (with the ratification of the Board of Directors) as may be required to comply with applicable tax laws, such as Rule 162(m).

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5.	In connection with executive compensation programs, the Committee should do the following:

(a)	Review and recommend to the full Board of Directors, or approve, new executive compensation programs and any material change to any such existing program or plan;

(b)	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purposes;

(c)	Establish and periodically review policies for the administration of executive compensation programs; and

(d)	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

6.	Establish and periodically review policies in the area of senior management perquisites.

7.	Consider policies and procedures pertaining to expense accounts of senior executives.

8.	Review and recommend to the full Board of Directors compensation of directors as well as directors’ and officers’ indemnification and insurance matters.

9.	To the extent not delegated to the Audit Committee by the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control agreements, severance agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

Monitoring Incentive- and Equity-Based Compensation Plans

10.	Review and make recommendations to the full Board of Directors with respect to, or approve, the Company’s incentive-compensation plans and equity-based plans, and review and oversee the activities of the individuals responsible for administering those plans.

11.	Review and make recommendations to the full Board of Directors, or approve, all equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders.

12.	Review and make recommendations to the full Board of Directors, or approve, all awards of shares or share options pursuant to the Company’s equity-based plans.

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13.	Monitor compliance by executives with the rules and guidelines of the Company’s equity-based plans.

14.	Review and monitor employee pension, profit sharing, and benefit plans.

Authority and Funding

15.	The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor.

16.	The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any compensation consultant, independent legal counsel, or other advisor retained by the Committee.

17.	The Company shall provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, independent legal counsel, or any other advisor retained by the Committee.

18.	The Committee may select or receive advice from a compensation consultant, legal counsel, or other advisor to the Committee only after taking into consideration all relevant factors, including the following:

(a)	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel, or other advisor;

(b)	the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel, or other advisor, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel, or other advisor;

(c)	the policies and procedures of the person that employs the compensation consultant, legal counsel, or other advisor that are designed to prevent conflicts of interest;

(d)	any business or personal relationship of the compensation consultant, legal counsel, or other advisor with a member of the Committee;

(e)	any stock of the Company owned by the compensation consultant, legal counsel, or other advisor, including stock of the Company owned by their immediate family members; and

(f)	any business or personal relationship of the compensation consultant, legal counsel, other advisor or the person employing the advisor with an executive officer of the Company.

The foregoing shall not be construed (1) to require the Committee to implement or act consistently with the advice or recommendations of the compensation consultant, independent legal counsel, or other advisor to the Committee; or (2) to affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of the duties of the Committee.

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The Committee shall conduct the independence assessment outlined above at least annually with respect to any compensation consultant, legal counsel, or other advisor that provides advice to the Committee, other than (1) in-house legal counsel; and (2) any compensation consultant, legal counsel, or other advisor whose role is limited to the following activities for which no disclosure would be required under Item 407(e)(3)(iii) of Regulation S-K: (a) consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or directors of the Company, and that is available generally to all salaried employees; or (b) providing information that either is not customized for a particular company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice.

There is no requirement that a compensation consultant, legal counsel, or other compensation advisor be independent, only that the Committee consider the enumerated independence factors before selecting or receiving advice from a compensation advisor.  The Committee may select or receive advice from any compensation advisor that it prefers, including ones that are not independent, after considering the six independence factors outlined above.

Reports

19.	Prepare an annual Committee report on executive compensation for inclusion in the Company’s proxy statement (or in its Form 10-K if the Company does not file a proxy statement) in accordance with applicable rules and regulations of the NYSE MKT, the SEC, and other applicable regulatory bodies.

20.	Report regularly to the Board of Directors with respect to matters that are relevant to the Committee’s discharge of its responsibilities and with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

21.	Maintain minutes or other records of meetings and activities of the Committee.

Publicly Available

This Charter available on our website.

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